Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:
(1)Registration Statement (Form S-3 No. 333-239158) and in the related Prospectus of Zogenix, Inc.,
(2)Registration Statement (Form S-8 No. 333-170875) pertaining to the 2006 Equity Incentive Plan, the 2010 Equity Incentive Award Plan and the 2010 Employee Stock Purchase Plan of Zogenix, Inc.,
(3)Registration Statement (Form S-8 No. 333-181543) pertaining to the 2010 Equity Incentive Award Plan of Zogenix, Inc.,
(4)Registration Statement (Form S-8 No. 333-197998) pertaining to the Employment Inducement Equity Incentive Award Plan, as amended of Zogenix Inc.,
(5)Registration Statement (Form S-8 No. 333-224797) pertaining to the Employment Inducement Equity Incentive Award Plan and the 2010 Employee Stock Purchase Plan of Zogenix, Inc.,
(6)Registration Statement (Form S-8 No. 333-233062) pertaining to the 2010 Equity Incentive Award Plan, as amended of Zogenix Inc.,
(7)Registration statement (Form S-8 No. 333-238840) pertaining to the Employee Stock Purchase Plan of Zogenix, Inc., and
(8)Registration Statement (Form S-8 No. 333-258532) pertaining to the 2021 Employment Inducement Equity Incentive Award Plan and 2010 Equity Incentive Award Plan of Zogenix, Inc.
of our reports dated March 1, 2022, with respect to the consolidated financial statements of Zogenix, Inc., and the effectiveness of internal control over financial reporting of Zogenix, Inc., and to the reference to our firm under the captions “Risk Factors” included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Redwood City, California
March 1, 2022